THE WARNACO GROUP, INC.
2005 STOCK INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement"), dated as of ____________, 20__, is made by and between The Warnaco Group, Inc., a Delaware corporation (the "Company"), and _________________ (the "Optionee").

WHEREAS, the Company has adopted The Warnaco Group, Inc. 2005 Stock Incentive Plan (the "Plan"), pursuant to which options may be granted to purchase Shares;

WHEREAS, the Company desires to grant to the Optionee a Non-Qualified Stock Option to purchase the number of Shares provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.    Grant of Option

(a)    Grant of Option.   The Company hereby grants to the Optionee an Option to purchase ______ Shares on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to be treated, and shall not be construed, as an Incentive Stock Option.

(b)    Incorporation of Plan.   The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2.    Terms and Conditions of Option

(a)    Exercise Price.   The price at which the Optionee shall be entitled to purchase Shares upon the exercise of all or any portion of the Option shall be $[______] per Share.

(b)    Expiration Date.   The Option shall expire at the close of business on the tenth anniversary of the date of this Agreement.

(c)    Exercisability of Option.   Subject to the other terms of this Agreement regarding the exercisability of the Option, the Option shall become exercisable as of the dates set forth below for the cumulative percentages of Shares set forth below, provided the Optionee is employed by the Company or an Affiliate as of each such date:

Date	Percentage of Shares
[______________]	[_____	]
[______________]	[_____	]
[______________]	[_____	]

The Committee may, but shall not be required to, provide at any time for the acceleration of the schedule set forth above.

(d)    Method of Exercise.   The Option may be exercised only by written notice in the form attached hereto as Exhibit A delivered in person or by mail in accordance with Section 3(a) hereof and accompanied by payment therefor. The purchase price of the Shares shall be paid to the Company (i) in cash or its equivalent, (ii) by tendering to the Company Shares already owned by the Optionee, which, in the case of Shares purchased by the Optionee pursuant to the exercise of an option granted by the Company, have been held by the Optionee for no less than six months following the date of such purchase, in any case having a total Fair Market Value less than or equal to the aggregate purchase price, (iii) to the extent permitted by law, by a "cashless exercise" procedure approved by the Committee, or (v) by a combination of the foregoing methods. If requested by the Committee, the Optionee shall deliver this Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. A minimum of 100 Shares must be purchased upon the exercise of the Option unless a lesser number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

(e)    Exercise Following Termination of Employment.   Subject to Section 2(g), in the event that the Optionee ceases to be employed by the Company or an Affiliate, that portion of the Option that is not then exercisable shall immediately terminate and that portion of the Option that is exercisable at the time of the Optionee's termination of employment shall terminate as follows:

(i)    If the Optionee's termination of employment is due to his/her death or disability, as determined by the Committee, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of one year following such termination of employment, and shall thereafter terminate;

(ii)    If the Optionee's termination of employment is by the Company or an Affiliate for Cause (as defined below), the Option shall terminate on the date of the Optionee's termination of employment;

(iii)    If the Optionee voluntarily terminates his/her employment (other than by retirement), the Option (to the extent exercisable at the time of the Optionee's termination) shall be exercisable for a period of one month following such termination of employment, and shall thereafter terminate; and

(iv)    If the Optionee's termination of employment is for any other reason, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of three months following such termination of employment, and shall thereafter terminate.

[For purposes of this Agreement, "Cause" means (i) inadequate performance of the Grantee's duties and responsibilities with respect to the Company or any subsidiary; (ii) insubordination; (iii) conduct involving dishonesty with respect to the Company or any subsidiary; (iv) incompetence in the performance of the Grantee's duties and responsibilities with respect to the Company or any subsidiary; or (v) such other conduct that the Committee shall determine constitutes Cause. (definition may vary)]

Notwithstanding the foregoing, (x) the Committee may, but shall not be required to, provide at any time that the Option may be exercised after the periods provided for in this Section 2(e), but in no event beyond the term of the Option set forth in Section 2(b), and (y) no provision in this Section 2(e) shall extend the exercise period of an Option beyond its original term set forth in Section 2(b).

(f)    Additional Forfeiture upon Termination for Cause.   In addition to the cancellation of the Option as provided in Section 2(e), if the Optionee's termination of employment or service is by the Company or an Affiliate for Cause, the Optionee shall sell back to the Company any Shares purchased by the Optionee during the six-month period immediately prior to the effective date of such termination pursuant to the exercise of the Option. If the Optionee is required to sell back any Shares pursuant to this Section 2(f), the purchase price to be paid by the Company for such Shares shall be at the aggregate exercise price paid by the Optionee for such Shares. To the extent the Shares subject to this Section 2(f) have been previously sold or otherwise disposed of by the Optionee, the Optionee shall repay to the Company the difference between the aggregate fair market value of such Shares on the date of such sale or disposition and the exercise price; provided, however, that to the extent such Shares have been previously sold or otherwise disposed of to a Permitted Transferee, the Optionee, without being relieved of the repayment obligation to be satisfied by such Permitted Transferees, may cause such repayment obligation to be satisfied by such Permitted Transferees.

(g)    Nontransferability.   The Option shall not be transferable by the Optionee other than (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order ("QDRO"), as determined by the Committee, and may be exercised during the lifetime of the Optionee only by the Optionee or his/her guardian or legal representative or by a transferee under such a QDRO.

(h)    Change in Control.   The following provisions shall apply in the event of a Change in Control (as defined below):

(i)    If, within one year following a Change in Control, the Optionee's employment with the Company and its Affiliates terminates in a "qualifying termination" (as defined below), the Option shall become immediately exercisable in full as of the date of such termination and shall remain exercisable until the first to occur of six months following such termination and the expiration of the term.

(ii)    If there shall occur a Change in Control as defined under clause (A), (C) or (D) of the definition of "Change in Control" pursuant to which the Option is not to be assumed, the Option shall become fully exercisable as of immediately prior to such Change in Control.

(iii)    For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events: (A) any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act or group of persons acting jointly or in concert, but excluding a person who owns more than 5% of the outstanding shares of the Company as of May 23, 2005, becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the capital stock of any class or classes having general voting power, in the absence of specified contingencies, to elect the directors of the Company (such stock, the "Voting Stock"); (B) all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (C) approval by the stockholders of the Company of a complete liquidation or dissolution of all or substantially all of the assets of the Company.

(iv)    For purposes of this Agreement, a "qualifying termination" shall mean a termination of the Optionee's employment or service by the Company other than for Cause or by the Optionee for Good Reason. For purposes of this Agreement, "Good Reason" means any of the following acts or omissions that take place on or after the occurrence of a Change in Control: (A) a change of the Optionee's place of employment by more than 50 miles; or (B) a reduction in the Optionee's salary or bonus opportunity.

(i)    Rights as a Stockholder.   The Optionee shall not be deemed for any purpose to be the owner of any Shares subject to the Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Optionee the Shares for which the Option shall have been exercised, and (iii) the Optionee's name shall have been entered as a stockholder of record with respect to such Shares on the books of the Company.

(j)    Income Taxes.   The Company may, in its discretion, require that the Optionee pay to the Company at or after (as determined by the Committee) the time of exercise of any portion of the Option any such additional amount as the Company deems necessary to satisfy its liability to withhold federal, state or local income tax or any other taxes incurred by reason of the exercise or the transfer of Shares thereupon.

Section 3.    Miscellaneous

(a)    Notices.   Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the General Counsel of the Company at the principal office of the Company and, in the case of the Optionee, to Optionee's address appearing on the books of the Company or to Optionee's residence or to such other address as may be designated in writing by the Optionee.

(b)    No Right to Continued Employment.   Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any Affiliate or shall interfere with or restrict in any way the right of the Company and its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever, with or without Cause.

(c)    Bound by Plan.   By signing this Agreement, the Optionee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan including, but not limited to, section 11(l) thereof (relating to compliance with applicable law and regulations).

(d)    Successors.   The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(e)    Validity/Invalidity.   The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)    Modifications.   No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g)    Entire Agreement.   This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)    Governing Law.   This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(i)    Headings.   The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)    Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the ____ day of _________, 20__.

THE WARNACO GROUP, INC.

By: ____________________________________

Its: ____________________________________

[OPTIONEE]

Signature: ________________________________

Printed Name: ____________________________

Address: ________________________________

________________________________________